Exhibit 32
SECTION 906 CERTIFICATIONS
The certification set forth below is being submitted in connection with this Quarterly Report on Form 10-Q of PartnerRe Ltd. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
David Zwiener, the Chief Executive Officer of PartnerRe Ltd., and William Babcock, the Chief Financial Officer of PartnerRe Ltd., each certifies that, to the best of his knowledge:
1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PartnerRe Ltd.
Date: July 31, 2015

/s/ DAVID ZWIENER
David Zwiener President & Chief Executive Officer

/s/ WILLIAM BABCOCK
William Babcock Executive Vice President & Chief Financial Officer